UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2017

AUXILIO, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27271 Las Ramblas, Suite 200

Mission Viejo, California  92691

(Address of principal executive offices)

(949) 614-0700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2017, Auxilio, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Report”) to disclose the results of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  This amended report on Form 8-K/A is filed to provide a copy of the Amendment No. 1 to the Company’s 2011 Stock Incentive Plan (the “Amendment”) which was adopted at the Annual Meeting and referenced in the Prior Report.  The Amendment was provided previously as an exhibit to the Company’s Proxy materials filed with the Securities and Exchange Commission on April 26, 2017.  As noted in the Prior Report, the Amendment was adopted by the Company’s stockholders at the Annual Meeting.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit NumberDescription

10.1Amendment No. 1 to Auxilio 2011 Stock Incentive Plan, approved June 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	September 1, 2017

By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer